Exhibit 99.1

Susquehanna Bancshares, Inc. Announces Third Quarter 2010 Results

LITITZ, Pa.--(BUSINESS WIRE)--October 27, 2010--Susquehanna Bancshares, Inc. (Susquehanna) (NASDAQ: SUSQ) today announced net income applicable to common shareholders for the third quarter ended September 30, 2010 was $4.6 million, or $0.04 per diluted share, compared to $2.7 million for the third quarter of 2009, or $0.03 per diluted share. Net income for the first nine months of 2010 was $6.5 million, or $0.06 per diluted share, compared to net loss of ($7.4) million or ($0.09) per share for the first nine months of 2009.

Third Quarter Financial Results:

  Net loans and leases decreased 2% to $9.7 billion from September 30, 2009.
    Consumer loans increased 30% from September 30, 2009.
    Real estate secured-residential loans increased 13% from September 30, 2009.
    Real estate secured-commercial loans were flat compared to September 30, 2009.
    Real estate – construction loans decreased 24% from September 30, 2009.
    Commercial loans decreased 13% compared to September 30, 2009.
    Leases decreased 8% from September 30, 2009.
  Total deposits increased 3% to $9.2 billion from September 30, 2009.
    Interest-bearing demand deposits increased 19% from September 30, 2009.
    Non-interest-bearing demand deposits increased 12% from September 30, 2009.
    Savings deposits increased 5% from September 30, 2009.
    Time deposits decreased 11% from September 30, 2009.
  Net interest margin for the quarter decreased 6 basis points to 3.58% compared to 3.64% for the third quarter of 2009.
  Net charge-offs as a percentage of average loans and leases for the third quarter of 2010 were 1.42% compared to 1.48% for the third quarter of 2009. Non-performing assets as a percentage of loans, leases and other real estate owned were 2.53% at September 30, 2010 compared to 2.51% at September 30, 2009.
  Common equity was $2.0 billion, or $15.42 per common share, at September 30, 2010 compared to $1.7 billion, or $19.53 per common share, at September 30, 2009.
  Susquehanna’s regulatory capital ratios are as follows:

	At September 30, 2010	Well-Capitalized Threshold
Tangible Common Ratio(1)	7.64%	N/A
Tier 1 Common Ratio	9.52%	N/A
Leverage Ratio	11.08%	5.0%
Tier 1 Capital Ratio	13.54%	6.0%
Total Risk-Based Capital Ratio	15.76%	10.0%
  Return on average assets and average tangible equity(2) for the third quarter ended September 30, 2010 finished at 0.17% and 2.87%, respectively. This compared to results of 0.20% and 3.76% for the same measurements, respectively, for the third quarter of 2009.

(1) Includes deferred tax liability associated with intangibles of $43.1 million.

(2)A non-GAAP-based financial measure. The most comparable GAAP-based measurement for return on average tangible equity is return on average equity. A reconciliation of the differences between non-GAAP-based and GAAP-based measurements can be found at the end of this release under the heading "Supplemental Reporting of Non-GAAP-Based Financial Measures."

Linked Quarter Results (Third Quarter 2010 vs. Second Quarter 2010)

  Net loans and leases decreased 1% from June 30, 2010.
    Consumer loans increased 5% from June 30, 2010.
    Real estate secured – residential loans increased 1% from June 30, 2010.
    Real estate construction loans decreased 3% from June 30, 2010.
    Commercial loans decreased 3% from June 30, 2010.
    Leases decreased 3% from June 30, 2010.
    Real estate secured – commercial loans decreased 1% from June 30, 2010.
  Total deposits remained flat at $9.2 billion from June 30, 2010.
    Non-interest bearing demand deposits increased 3% from June 30, 2010.
    Interest-bearing demand deposits increased 1% from June 30, 2010.
    Savings deposits decreased 3% from June 30, 2010.
    Time deposits decreased 1% from June 30, 2010.
  Net interest margin decreased 11 basis points to 3.58% compared to the second quarter of 2010.
  Net charge-offs as a percentage of average loans and leases decreased 4 basis points to 1.42% compared to the second quarter of 2010. Non-performing assets as a percentage of loans, leases and other real estate owned decreased 7 basis points to 2.53% at September 30, 2010.

“With the pace of economic recovery now stalled, loan demand has been weak. Core deposits are up compared to last year, as well as from the second to third quarter,” said William J. Reuter, Chairman and Chief Executive Officer of Susquehanna Bancshares, Inc. “We do see some positive trends in credit quality, as net charge-offs, non-performing loans, and our provision for loan losses all decreased from the second to third quarter. This builds on the improvement we saw in the previous quarter, and we are cautiously optimistic that this signals increasing economic stability for our customers and the communities we serve.”

Susquehanna will broadcast its third quarter 2010 results conference call over the Internet on October 28, 2010 at 11:00 a.m. Eastern time. The conference call will include management’s discussion of third quarter 2010 results. The discussion may also include forward-looking information and financial goals. Investors will have the opportunity to listen to the conference call through a live broadcast on Susquehanna’s Web site. The event may be accessed by selecting "Investor Relations" near the top right of the home page then “Overview” and clicking on the third quarter webcast link. To listen to the live call, please go to the Web site at least fifteen minutes prior to the scheduled start time to download and install any necessary audio software. For those who are unable to listen to the live broadcast, an archived replay and podcast will be available on the Web site shortly after the call concludes.

Susquehanna Bancshares, Inc. is a financial services holding company with assets of approximately $14 billion. Headquartered in Lititz, Pa., the company provides banking and financial services at more than 220 branch locations in the mid-Atlantic region. Through Susquehanna Wealth Management, the company offers investment, fiduciary, brokerage, insurance, retirement planning, and private banking services, with approximately $6 billion in assets under management and administration. Susquehanna also operates an insurance brokerage and employee benefits company, a commercial finance company and a vehicle leasing company. Investor information may be requested on Susquehanna’s Web site at www.susquehanna.net.

This press release contains certain financial information determined by methods other than in accordance with GAAP. Susquehanna’s management uses these non-GAAP measures in its analysis of the company’s performance. These non-GAAP financial measures require management to make judgments about the exclusion of certain items, and if different judgments were made, the amounts reported would be different. These measures typically exclude the effects of intangibles and related amortization and include the tax benefit associated with revenue items that are tax-exempt. Disclosures regarding these non-GAAP financial measures are included in the accompanying financial information.

The presentation of these non-GAAP financial measures is intended to supplement investors’ understanding of Susquehanna’s core business activities. These non-GAAP disclosures should not be viewed as a substitute for operating results determined in accordance with GAAP, nor are they necessarily comparable to non-GAAP performance measures which may be presented by other companies.

This release includes forward-looking statements as that term is defined in the U.S. Private Securities Litigation Reform Act of 1995. In particular, this release includes forward-looking statement regarding Susquehanna's credit quality and general economic conditions. These statements are subject to certain risks and uncertainties including risks relating to Susquehanna's ability to monitor its existing loan portfolio, to find qualified borrowers, as well as risks relating to changes in consumer confidence, changes in the general economic climate, unforeseen action taken by regulators and the other risks set forth in Susquehanna's filings with the Securities and Exchange Commission. Susquehanna encourages readers of this release to understand forward-looking statements to be strategic objectives rather than absolute targets of future performance. Forward-looking statements speak only as of the date they are made. Susquehanna does not intend to update publicly any forward-looking statements to reflect circumstances or events that occur after the date the forward-looking statements are made or to reflect the occurrence of unanticipated events except as required by law.

Susquehanna Bancshares, Inc.
P.O. Box 1000
Lititz, PA 17543

SUMMARY FINANCIAL INFORMATION
(Dollars in thousands, except per common share data)

			Nine Months
	3Q10	3Q09	2010	2009
Balance Sheet (EOP)
Investments	$2,372,066	$1,822,895	$2,372,066	$1,822,895
Loans and leases	9,696,800	9,863,705	9,696,800	9,863,705
Allowance for loan & lease losses (ALLL)	191,115	168,570	191,115	168,570
Total assets	14,026,620	13,659,154	14,026,620	13,659,154
Deposits	9,202,178	8,900,313	9,202,178	8,900,313
Short-term borrowings	584,023	1,020,614	584,023	1,020,614
Federal Home Loan Bank borrowings	1,117,116	1,049,383	1,117,116	1,049,383
Other long-term debt	714,741	448,246	714,741	448,246
Shareholders' equity	2,099,663	1,979,082	2,099,663	1,979,082

Stated book value per common share	15.42	19.53	15.42	19.53
Tangible book value per common share	7.30	7.21	7.30	7.21

Average Balance Sheet
Investments	$2,229,299	$1,813,956	$1,995,250	$1,875,064
Loans and leases	9,721,291	9,871,042	9,864,094	9,790,294
Total earning assets	12,070,477	11,790,107	11,958,415	11,776,540
Total assets	13,980,383	13,703,828	13,871,263	13,697,767
Deposits	9,203,961	8,935,255	9,162,735	9,050,320
Other short-term borrowings	589,528	1,050,060	635,833	939,446
FHLB borrowings	1,117,387	1,049,652	1,039,671	1,052,286
Other long-term debt	718,762	448,280	713,411	448,223
Shareholders' equity	2,092,332	1,964,460	2,085,839	1,952,405

Income Statement
Net interest income	$105,411	$104,802	$319,933	$300,176
Provision for loan and lease losses	40,000	48,000	128,000	133,000
Noninterest income	35,407	40,705	112,360	117,722
Noninterest expense	96,212	91,535	286,679	289,518
Income (loss) before taxes	4,606	5,972	17,614	(4,620)
Benefit from income taxes	(1,374)	(850)	(1,260)	(9,690)
Net income	5,980	6,822	18,874	5,070
Net income (loss) applicable to common shareholders	4,584	2,657	6,536	(7,424)
Basic earnings per common share	0.04	0.03	0.06	(0.09)
Diluted earnings per common share	0.04	0.03	0.06	(0.09)
Cash dividends paid per common share	0.01	0.05	0.03	0.36

Asset Quality
Net charge-offs (NCOs)	$34,680	$36,947	$109,253	$78,179

Nonaccrual loans & leases	$227,418	$225,343	$227,418	$225,343
OREO	18,856	22,510	18,856	22,510
Total nonperforming assets (NPAs)	$246,274	$247,853	$246,274	$247,853

Restructured loans	$119,398	$32,188	$119,398	$32,188
Loans & leases 90 days past due	18,005	38,396	18,005	38,396

Susquehanna Bancshares, Inc.
P.O. Box 1000
Lititz, PA 17543

RATIO ANALYSIS	3Q10	3Q09	2010	2009

Credit Quality
NCOs / Average loans & leases	1.42%	1.48%	1.48%	1.07%
NPAs / Loans & leases & OREO	2.53%	2.51%	2.53%	2.51%
ALLL / Nonaccrual loans & leases	84.04%	74.81%	84.04%	74.81%
ALLL / Total loans & leases	1.97%	1.71%	1.97%	1.71%

Capital Adequacy
Equity / Assets	14.97%	14.49%	14.97%	14.49%
Long-term debt / Equity	34.04%	22.65%	34.04%	22.65%

Profitability
Return on average assets	0.17%	0.20%	0.18%	0.05%
Return on average equity	1.13%	1.38%	1.21%	0.35%
Return on average tangible equity (1)	2.87%	3.76%	3.05%	1.55%
Net interest margin	3.58%	3.64%	3.69%	3.52%
Efficiency ratio	66.68%	61.48%	64.80%	67.67%

(1)Supplemental Reporting of Non-GAAP-based Financial Measures-Return on average tangible equity

Return on average tangible equity is a non-GAAP-based financial measure calculated using non-GAAP-based amounts. The most directly comparable measure is return on average equity which is calculated using GAAP-based amounts. We calculate return on average tangible equity by excluding the balance of intangible assets and their related amortization expense from our calculation of return on average equity. Management uses the return on average tangible equity in order to review our core operating results. Management believes that this is a better measure of our performance. In addition, this is consistent with the treatment by bank regulatory agencies, which excludes goodwill and other intangible assets from the calculation of risk-based capital ratios. A reconciliation of return on average equity to return on average tangible equity is set forth below.

	3Q10	3Q09	2010	2009
Return on average equity (GAAP basis)	1.13%	1.38%	1.21%	0.35%
Effect of excluding average intangible assets and related amortization	1.74%	2.38%	1.84%	1.20%
Return on average tangible equity	2.87%	3.76%	3.05%	1.55%

Susquehanna Bancshares, Inc.
P.O. Box 1000
Lititz, PA 17543

CONSOLIDATED BALANCE SHEETS (UNAUDITED)

	September 30, 2010	December 31, 2009	September 30, 2009
	(in thousands, except share data)
Assets
Cash and due from banks	$201,353	$203,240	$199,626
Unrestricted short-term investments	66,497	87,966	100,099
Cash and cash equivalents	267,850	291,206	299,725
Interest-bearing deposits held by consolidated variable interest entities that can be used only to settle obligations of the consolidated variable interest entities	5,875	0	0
Restricted short-term investments	60,835	154	50
Securities available for sale	2,363,331	1,866,346	1,813,910
Securities held to maturity (fair values approximate $8,735, $8,921, and $8,985)	8,735	8,921	8,985
Loans and leases, net of unearned income	9,472,511	9,827,279	9,863,705
Loans held by consolidated variable interest entities that can be used only to settle obligations of the consolidated variable interest entities	224,289	0	0
Less: Allowance for loan and lease losses	191,115	172,368	168,570
Net loans and leases	9,505,685	9,654,911	9,695,135
Premises and equipment, net	163,205	165,529	165,764
Foreclosed assets (OREO)	18,856	24,292	22,510
Accrued income receivable	37,942	36,127	38,028
Bank-owned life insurance	353,036	355,373	357,325
Goodwill	1,018,031	1,018,031	1,018,031
Intangible assets with finite lives	36,424	43,513	46,116
Other assets	186,815	224,859	193,575
Total assets	$14,026,620	$13,689,262	$13,659,154

Liabilities and Shareholders' Equity
Deposits:
Demand	$1,362,116	$1,261,208	$1,210,770
Interest-bearing demand	3,527,064	3,262,812	2,962,307
Savings	758,672	743,687	724,487
Time	2,285,754	2,540,805	2,747,706
Time of $100 or more	1,268,572	1,165,851	1,255,043
Total deposits	9,202,178	8,974,363	8,900,313
Federal Home Loan Bank short-term borrowings	300,000	100,000	0
Other short-term borrowings	584,023	1,040,703	1,020,614
Federal Home Loan Bank long-term borrowings	817,116	923,817	1,049,383
Other long-term debt	176,040	176,050	176,055
Junior subordinated debentures	322,742	272,324	272,191
Long-term debt of consolidated variable interest entities for which creditors do not have recourse to Susquehanna's general credit	215,959	0	0
Accrued interest, taxes, and expenses payable	57,099	47,688	71,708
Deferred taxes	38,329	87,981	74,391
Other liabilities	213,471	85,255	115,417
Total liabilities	11,926,957	11,708,181	11,680,072

Shareholders' equity:
Preferred stock, $1,000 liquidation value, 5,000,000 shares authorized. Issued: 100,000 at September 30, 2010; 300,000 at December 31, 2009 and September 30, 2009	97,891	292,359	291,944
Common stock, $2.00 par value, 200,000,000 shares authorized; Issued: 129,794,795 at September 30, 2010; 86,473,612 at December 31, 2009; and 86,394,320 at September 30, 2009	259,590	172,947	172,789
Additional paid-in capital	1,300,102	1,057,305	1,056,800
Retained earnings	474,161	478,167	475,591
Accumulated other comprehensive loss, net of taxes of $17,983; $10,606; and $9,715, respectively	(32,081)	(19,697)	(18,042)
Total shareholders' equity	2,099,663	1,981,081	1,979,082
Total liabilities and shareholders' equity	$14,026,620	$13,689,262	$13,659,154

Susquehanna Bancshares, Inc.
P.O. Box 1000
Lititz, PA 17543

CONSOLIDATED STATEMENTS OF INCOME (UNAUDITED)
	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2010	2009	2010	2009
	(in thousands, except per share data)
Interest Income:
Loans and leases, including fees	$134,047	$139,591	$406,529	$415,341
Securities:
Taxable	13,468	16,758	40,955	54,329
Tax-exempt	3,891	3,755	10,951	11,174
Dividends	1,027	992	2,964	2,943
Short-term investments	56	54	129	529
Total interest income	152,489	161,150	461,528	484,316
Interest Expense:
Deposits:
Interest-bearing demand and savings	5,785	4,790	17,475	18,502
Time	19,196	33,166	62,990	109,103
Federal Home Loan Bank short-term borrowings	711	0	749	0
Other short-term borrowings	982	1,098	2,277	3,233
Federal Home LoanBank long-term borrowings	11,148	10,122	31,844	30,275
Other long-term debt	9,256	7,172	26,260	23,027
Total interest expense	47,078	56,348	141,595	184,140
Net interest income	105,411	104,802	319,933	300,176
Provision for loan and lease losses	40,000	48,000	128,000	133,000
Net interest income, after provision for loan and lease losses	65,411	56,802	191,933	167,176
Noninterest Income:
Service charges on deposit accounts	8,923	9,326	25,878	28,277
Vehicle origination and servicing fees	1,717	1,210	5,202	4,996
Asset management fees	6,653	6,733	21,279	18,920
Income from fiduciary-related activities	1,784	1,803	5,375	5,270
Commissions on brokerage, life insurance and annuity sales	1,866	2,291	5,527	5,850
Commissions on property and casualty insurance sales	2,589	2,661	8,871	9,446
Income from bank-owned life insurance	1,218	1,312	3,849	4,094
Net gain on sale of loans and leases	2,580	3,142	7,312	8,141
Net realized gain on sales of securities	393	4,727	11,285	5,079
Total other-than-temporary impairment (losses) gains	119	0	(4,004)	(937)
Portion of loss (gain) recognized in other comprehensive income (before taxes)	(441)	0	945	0
Net impairment losses recognized in earnings	(322)	0	(3,059)	(937)
Other	8,006	7,500	20,841	28,586
Total noninterest income	35,407	40,705	112,360	117,722
Noninterest Expenses:
Salaries and employee benefits	48,850	47,771	146,243	144,849
Occupancy	8,610	7,633	26,961	26,696
Furniture and equipment	3,335	3,620	10,422	10,962
Advertising and marketing	2,980	1,802	8,875	6,392
FDIC insurance	4,500	4,245	13,284	20,236
Amortization of intangible assets	2,346	2,624	7,089	7,928
Vehicle lease disposal	3,923	3,858	11,095	10,384
Other	21,668	19,982	62,710	62,071
Total noninterest expenses	96,212	91,535	286,679	289,518
Income (loss) before income taxes	4,606	5,972	17,614	(4,620)
Benefit from income taxes	(1,374)	(850)	(1,260)	(9,690)
Net Income	5,980	6,822	18,874	5,070
Preferred stock dividends and accretion	1,396	4,165	12,338	12,494
Net Income (Loss) Applicable to Common Shareholders	$4,584	$2,657	$6,536	($7,424)
Earnings per common share:
Basic	$0.04	$0.03	$0.06	($0.09)
Diluted	$0.04	$0.03	$0.06	($0.09)
Cash dividends per common share	$0.01	$0.05	$0.03	$0.36
Average common shares outstanding:
Basic	129,687	86,294	118,103	86,220
Diluted	129,718	86,294	118,135	86,220

Susquehanna Bancshares, Inc.
P.O. Box 1000
Lititz, PA 17543

DISTRIBUTION OF ASSETS, LIABILITIES AND SHAREHOLDERS' EQUITY

Interest rates and interest differential-taxable equivalent basis

	For the Three-month Period Ended			For the Three-month Period Ended
	September 30, 2010			September 30, 2009
	Average			Average
(Dollars in thousands)	Balance	Interest	Rate (%)	Balance	Interest	Rate (%)
Assets
Short-term investments	$119,887	$56	0.19	$105,109	$54	0.20
Investment securities:
Taxable	1,847,854	14,494	3.11	1,463,580	17,750	4.81
Tax-advantaged	381,445	5,986	6.23	350,376	5,775	6.54
Total investment securities	2,229,299	20,480	3.64	1,813,956	23,525	5.15
Loans and leases, (net):
Taxable	9,468,492	131,479	5.51	9,649,279	137,085	5.64
Tax-advantaged	252,799	3,951	6.20	221,763	3,855	6.90
Total loans and leases	9,721,291	135,430	5.53	9,871,042	140,940	5.66

Total interest-earning assets	12,070,477	155,966	5.13	11,790,107	164,519	5.54
Allowance for loan and lease losses	(190,022)			(163,409)
Other non-earning assets	2,099,928			2,077,130

Total assets	$13,980,383			$13,703,828

Liabilities
Deposits:
Interest-bearing demand	$3,486,885	5,492	0.62	$2,878,901	4,499	0.62
Savings	769,946	293	0.15	738,392	291	0.16
Time	3,606,545	19,196	2.11	4,083,021	33,166	3.22
Short-term borrowings	589,528	982	0.66	1,050,060	1,098	0.41
FHLB borrowings	1,117,387	11,859	4.21	1,049,652	10,122	3.83
Long-term debt	718,762	9,256	5.11	448,280	7,172	6.35

Total interest-bearing liabilities	10,289,053	47,078	1.82	10,248,306	56,348	2.18
Demand deposits	1,340,585			1,234,941
Other liabilities	258,413			256,121

Total liabilities	11,888,051			11,739,368

Equity	2,092,332			1,964,460

Total liabilities & shareholders' equity	$13,980,383			$13,703,828

Net interest income / yield on average earning assets		$108,888	3.58		$108,171	3.64

1.	Average loan balances include non accrual loans.
2.	Tax-exempt income has been adjusted to a tax-equivalent basis using a marginal tax rate of 35%.
3.

For presentation in this table, average balances and the corresponding average rates for investment securities are based upon historical cost, adjusted for amortization of premiums and accretion of discounts.

Susquehanna Bancshares, Inc.
P.O. Box 1000
Lititz, PA 17543

DISTRIBUTION OF ASSETS, LIABILITIES AND SHAREHOLDERS' EQUITY

Interest rates and interest differential-taxable equivalent basis

	For the Nine-month Period Ended			For the Nine-month Period Ended
	September 30, 2010			September 30, 2009
	Average			Average
(Dollars in thousands)	Balance	Interest	Rate (%)	Balance	Interest	Rate (%)
Assets
Short-term investments	$99,071	$129	0.17	$111,182	$529	0.64
Investment securities:
Taxable	1,643,525	43,919	3.57	1,528,135	57,271	5.01
Tax-advantaged	351,725	16,848	6.40	346,929	17,193	6.63
Total investment securities	1,995,250	60,767	4.07	1,875,064	74,464	5.31
Loans and leases, (net):
Taxable	9,606,701	398,707	5.55	9,569,595	408,064	5.70
Tax-advantaged	257,393	12,034	6.25	220,699	11,195	6.78
Total loans and leases	9,864,094	410,741	5.57	9,790,294	419,259	5.73
Total interest-earning assets	11,958,415	471,637	5.27	11,776,540	494,252	5.61
Allowance for loan and lease losses	(182,688)			(138,218)
Other non-earning assets	2,095,536			2,059,445

Total assets	$13,871,263			$13,697,767

Liabilities
Deposits:
Interest-bearing demand	$3,428,980	16,595	0.65	$2,793,759	17,102	0.82
Savings	766,487	880	0.15	729,966	1,400	0.26
Time	3,681,513	62,990	2.29	4,309,384	109,103	3.38
Short-term borrowings	635,833	2,277	0.48	939,446	3,233	0.46
FHLB borrowings	1,039,671	32,593	4.19	1,052,286	30,275	3.85
Long-term debt	713,411	26,260	4.92	448,223	23,027	6.87

Total interest-bearing liabilities	10,265,895	141,595	1.84	10,273,064	184,140	2.40
Demand deposits	1,285,755			1,217,211
Other liabilities	233,774			255,087

Total liabilities	11,785,424			11,745,362

Equity	2,085,839			1,952,405

Total liabilities & shareholders' equity	$13,871,263			$13,697,767

Net interest income / yield on average earning assets		$330,042	3.69		$310,112	3.52

1.	Average loan balances include non accrual loans.
2.	Tax-exempt income has been adjusted to a tax-equivalent basis using a marginal tax rate of 35%.
3.

For presentation in this table, average balances and the corresponding average rates for investment securities are based upon historical cost, adjusted for amortization of premiums and accretion of discounts.

Susquehanna Bancshares, Inc.
Loans and Leases
(Dollars in thousands)

	Total Loans and Leases
	09/30/10		12/31/09		09/30/09
Commercial, financial, and agricultural	$1,829,217		$2,050,110		$2,096,869
Real estate - construction	914,761		1,114,709		1,208,706
Real estate secured - residential	2,664,042		2,369,380		2,350,192
Real estate secured - commercial	3,021,525		3,060,331		3,016,452
Consumer	576,912		482,266		443,417
Leases	690,343		750,483		748,069
Total loans and leases	$9,696,800		$9,827,279		$9,863,705

	Nonaccrual Loans and Leases
	09/30/10	06/30/10	03/31/10	12/31/09	09/30/09
Commercial, financial, and agricultural	$22,522	$24,917	$23,009	$20,282	$18,064
Real estate - construction	76,418	89,476	97,234	97,717	102,667
Real estate secured - residential	47,564	48,213	52,749	37,254	35,752
Real estate secured - commercial	77,858	70,785	70,635	59,181	60,387
Consumer	2	4	24	27	32
Leases	3,054	3,983	4,012	5,093	8,441
Total nonaccrual loans and leases	$227,418	$237,378	$247,663	$219,554	$225,343

	Restructured Loans
	09/30/10	06/30/10	03/31/10	12/31/09	09/30/09
Commercial, financial, and agricultural	$14,796	$15,391	$15,042	$8,512	$3,455
Real estate - construction	4,847	4,149	3,792	2,900	0
Real estate secured - residential	20,236	7,625	5,419	203	203
Real estate secured - commercial	78,692	51,823	30,785	46,629	28,530
Consumer	827	607	0	0	0
Total restructured loans	$119,398	$79,595	$55,038	$58,244	$32,188

	Net Charge-offs
	3Q 2010	2Q 2010	1Q 2010	4Q 2009	3Q 2009
Commercial, financial, and agricultural	$4,298	$7,701	$3,792	$11,210	$7,940
Real estate - construction	15,017	11,798	11,313	22,893	21,319
Real estate secured - residential	3,117	3,062	5,983	2,294	1,816
Real estate secured - commercial	10,149	10,531	14,530	8,691	3,870
Consumer	451	771	622	842	401
Leases	1,648	2,161	2,309	5,272	1,601
Total net charge-offs	$34,680	$36,024	$38,549	$51,202	$36,947

CONTACT:
Susquehanna Bancshares, Inc.
Abram G. Koser, Vice President, Investor Relations
717-625-6305
ir@susquehanna.net